[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.14

AMENDMENT #1 TO

GIFT CARD SALES AND MANAGEMENT AGREEMENT

This Amendment #1 to Gift Card Sales and Management Agreement (“Amendment”) is made effective February 24, 2006 (“Amendment Effective Date”) by and between Blackhawk Marketing Services, Inc., an Arizona corporation (“Blackhawk”) and Safeway Inc., a Delaware corporation (“Retailer”).

WHEREAS, Blackhawk and Retailer are parties to the Gift Card Sales and Management Agreement made effective as of January 1, 2004 (the “2004 Gift Card Agreement”);

WHEREAS, Blackhawk and Retailer desire to amend and terminate in part the 2004 Gift Card Agreement as of the Amendment Effective Date to provide that Blackhawk will not be the issuer of any Retailer Gift Cards on or after February 26, 2006 (the “Transition Date”) but shall continue to own and manage all Retailer Gift Cards issued and activated before the Transition Date (collectively, the “Outstanding Cards”);

WHEREAS, Retailer has contracted with Safeway Gift Cards, LLC (“SGC”) to be the issuer of any Retailer Gift Cards issued on or after the Transition Date;

WHEREAS, Blackhawk and SGC are concurrently entering into a Gift Card Transfer and Management Agreement pursuant to which Blackhawk will transfer to SGC all existing but unissued Retailer Gift Cards and certain materials and intellectual property, and which sets forth the basis on which Blackhawk and SGC will coordinate the processing of transactions relating to newly issued Retailer Gift Cards; and

WHEREAS, Blackhawk and Retailer desire that the amounts received and held by Retailer from the sale of the Outstanding Cards pursuant to the 2004 Gift Card Agreement (“Gift Card Investment Balance”), continue to be invested by Retailer according to the terms set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows intending to be legally bound:

1. Defined Terms. Any capitalized terms used in this Amendment that are not defined where first used shall have the meanings given such terms in the 2004 Gift Card Agreement.

2. No Further Issuances. No Retailer Gift Cards shall be issued by Blackhawk on or after the Transition Date.

3. Ownership of Outstanding Cards. Blackhawk shall continue to own the Outstanding Cards and all amounts received under the Outstanding Cards to the extent not redeemed by cardholders.

4. Continuation of Services. Blackhawk shall continue to process Retailer Gift Card transactions for all Outstanding Cards in accordance with the terms and conditions of the 2004

Gift Card Agreement as amended by this Amendment. Blackhawk will track and satisfy redemptions under the Outstanding Cards and will be responsible for any and all escheat liability associated with the Outstanding Cards. Cardholders shall be permitted to reload amounts on any Outstanding Cards, however, Blackhawk shall not be considered the issuer with respect to such reloaded amounts.

5. Services Provided by Retailer. The parties intend to enter into a separate agreement that more fully sets forth services being provided and to be provided by Retailer to Blackhawk in connection with the 2004 Gift Card Agreement and Blackhawk’s business in general, which agreement will supersede Section 2.2 of the 2004 Gift Card Agreement.

6. Exclusivity. Retailer shall not enter into any agreement with any other party for the management of the Outstanding Cards.

7. Payments. The amounts to be paid by one party to the other are set forth on Exhibit A to this Amendment. It is the intention of the parties that all transactions between the parties related to the Outstanding Cards shall be on an arm’s length basis.

8. Invested Funds. Retailer and Blackhawk shall treat the exact Gift Card Investment Balance as an advance under that certain Unsecured Demand Promissory Note dated February 24, 2006. The parties agree that redemptions of Outstanding Cards and, if applicable, remittances of amounts required under applicable escheat laws, shall reduce the Gift Card Investment Balance.

9. Dormancy Fees. Blackhawk shall retain all non-use or dormancy fees, if any, collected with respect to unused balances on Outstanding Cards.

10. Transfer of Gift Cards. Retailer acknowledges and agrees that Blackhawk shall transfer to SGC ownership of all existing but unissued Retailer Gift Cards, whether in the possession of Blackhawk, Retailer or a third party service provider.

11. Exhibits. Exhibit A to the 2004 Gift Card Agreement is hereby deleted and replaced in its entirety with the Exhibit A attached to this Amendment. Exhibit B to the 2004 Gift Card Agreement is hereby deleted and is not replaced.

12. Notices. The parties hereby amend their addresses for receiving notices or other communications set forth in Section 17 of the 2004 Gift Card Agreement as follows:

If to Retailer:	If to Blackhawk:

Gregg Maxwell 20427 North 27th Avenue Phoenix, AZ 85027	Donald Kingsborough, President 5918 Stoneridge Mall Road Pleasanton, CA 94588

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with a copy to:	with a copy to:

Safeway Inc. – General Counsel 5918 Stoneridge Mall Road Pleasanton, CA 94588	Blackhawk Marketing – General Counsel 5918 Stoneridge Mall Road Pleasanton, CA 94588
Facsimile No.: (925) 467-3231
Facsimile No.: (925) 226-9083

13. Termination. Notwithstanding any expiration or termination of the 2004 Gift Card Agreement, Blackhawk shall remain liable to Safeway for redemptions of any Outstanding Cards.

14. Effect; No Other Changes. Each of the provisions of the 2004 Gift Card Agreement is amended as necessary to give effect to the terms of this Amendment. Except as amended by this Amendment, the 2004 Gift Card Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the Amendment Effective Date.

BLACKHAWK MARKETING SERVICES, INC.:

By:	/s/ Donald Kingsborough
Name:	Donald Kingsborough
Title:	CEO Blackhawk Marketing Services, Inc.

SAFEWAY INC.:

By:	/s/ Robert A. Gordon
Name:	Robert A. Gordon
Title:	Senior Vice President

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

I.	Retailer: Safeway Inc.

II.	Services and Duties:

A.	Duties of Blackhawk:

(i)	Blackhawk will maintain the means to process the Outstanding Card transactions.

(ii)	Upon redemption of a portion or all of an Outstanding Card by a customer, the Gift Card Investment Balance will be reduced by a corresponding amount.

(iii)	Blackhawk will provide all services relating to the management and servicing of the Outstanding Cards and specify any related software and/or hardware Retailer requires for use of the Outstanding Cards. Such property and services shall include but not be limited to:

a)	refunding amounts stored on any damaged or unusable Outstanding Cards;

b)	monitoring the customer balances maintained on the individual Outstanding Cards using database and software tracking programs;

c)	monitoring the current overall balance of all Outstanding Cards that may be used by customers for purchases from Retailer; and

d)	providing appropriate computer software to Retailer stores for use in adding and subtracting customer balances from the Outstanding Cards.

(iv)	File Synchronization (process of reconciling cardholder balances to store activity) with respect to Outstanding Cards.

(v)	Escheat liability and unclaimed property processing with respect to the Outstanding Cards shall be a Blackhawk responsibility. Outstanding Cards will be purged from the Blackhawk file after a reasonable time after reaching zero value or after their last credit/debit activity.

B.	Duties of Retailer:

(i)	Retailer shall use software and/or hardware specified by Blackhawk to read the Outstanding Cards, subtract from customer balances on the Outstanding Cards and reload amounts onto the Outstanding Cards.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)	Retailer shall provide redemption according to the specifications agreed to between the parties from time to time.

(iii)	Retailer must have software to accommodate split tender transactions. The Retailer POS device will calculate the difference and prompt for an additional tender.

(iv)	Call Center and Processing Services. With respect to the Outstanding Cards, Retailer will provide for customer cardholder and authorization support (via a 1-800#) and processing and file recovery services, including data back-up and account history information, in a manner acceptable to Retailer.

(v)	Retailer Activity File. Retailer will submit a file to Blackhawk containing information relating to Outstanding Card transactions, including disputed transactions and any reconciliation thereof, in a manner reasonably acceptable to Blackhawk.

III.	Tracking Reports. Blackhawk will provide to Retailer tracking reports as mutually agreed between the parties and as reasonably necessary to implement the Agreement to which this Exhibit is appended. Any tracking reports will be transmitted via a method to be determined by mutual agreement between the parties.

IV.	Payment. In consideration of Retailer’s agreement to allow Blackhawk to continue to manage the Outstanding Cards rather than terminating the 2004 Gift Card Agreement in its entirety, Blackhawk shalt remit to Retailer [***] of the Breakage Amount, if any, on the Outstanding Cards. For purposes of this Section, “Breakage Amount” shall mean the unused balance on Outstanding Cards remaining three (3) years after the sale of such Retailer Gift Card to a customer. Such Breakage Amounts shall be calculated by the 15th day following each of Blackhawk’s thirteen fiscal periods and shall be paid to Retailer not later than fifteen (15) days after such calculation date. In the event that any Outstanding Cards are presented to Retailer for redemption after such time as they have been included in any Breakage Amount, Blackhawk will pay to Retailer [***] of the amount redeemed by the customer. For the sake of clarity, this means that in the event of a redemption, Retailer will receive 100% of the amount redeemed by a customer as follows: [***] will previously have been paid by Blackhawk to Retailer as Retailer’s share of the Breakage Amount and [***] will be paid by Blackhawk to Retailer following the redemption by the customer. Notwithstanding any other provision of this Agreement, the Breakage Amount on the Outstanding Cards used to determine the cumulative amount of payments by Blackhawk to Retailer for fiscal periods ending after the Transition Date, shall be limited to the cumulative Breakage Amount on the Outstanding Cards recorded in Blackhawk’s financial books and records for fiscal periods ending after the Transition Date. In the event that cumulative payments by Blackhawk to Retailer exceed [***] of the cumulative Breakage Amount for such fiscal periods, Retailer shall refund to Blackhawk the excess of the cumulative payments over [***] of the cumulative Breakage Amount.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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